Exhibit B-109


                             CERTIFICATE OF INCORPORATION

                                          OF

                               GPUI LAKE HOLDINGS, INC.




               It is hereby certified that:


               FIRST:    The name of the corporation (hereinafter called
          the "corporation") is GPUI Lake Holdings, Inc.

               SECOND:   The address, including street, number, city and
          county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, New Castle County; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

               THIRD:    The purpose of the corporation is to engage in any
          lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH:   The total number of shares of stock which the
          corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

               FIFTH:    The name and the mailing address of the
          incorporator are as follows:


               NAME                     MAILING ADDRESS

               Michael S. Shenberg      Berlack, Israels & Liberman LLP
                                        120 West 45th Street
                                        New York, New York  10036


               SIXTH:    The board of directors of the corporation is
          expressly authorized to adopt, amend or repeal by-laws of the corporation.

               SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.





               EIGHTH:   As of the date hereof, the corporation has
          received no payment for any of its stock.

               IN WITNESS WHEREOF, I have hereunto set my hand this     day
          of December, 1996.





                                                  Michael S. Shenberg
                                                  Sole Incorporator












































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